UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 ______________________________________________________________________

Date of Report (Date of earliest event reported): December 11, 2024

Willis Lease Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4700 Lyons Technology Parkway
Coconut Creek, FL 33073
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 349-9989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	WLFC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2024, the Board of Directors (the “Board”) of Willis Lease Finance Corporation (the “Company”) appointed Stephen Jones as a director of the Company effective January 1, 2025 to fill the vacancy created by the resignation of Rae Ann McKeating described below. Mr. Jones will serve as a Class I director with an initial term that will expire at the Company’s 2026 annual meeting of stockholders. Upon joining the Board on January 1, 2025, Mr. Jones will also serve on the Audit Committee and will serve as Chair of the Compensation Committee of the Board.

On December 11, 2024, Ms. McKeating submitted her resignation from the Board effective December 31, 2024. Ms. McKeating’s decision to resign from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The full text of the press release announcing Mr. Jones’ appointment to the Board and Ms. McKeating’s resignation from the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Board granted Mr. Jones a restricted stock award to be issued upon his joining the Board on January 1, 2025 with an aggregate fixed value equal to $250,000 based on the Company’s stock price on such date. The restricted stock award will vest over two years, with one half of the total award vesting on each yearly anniversary of January 1, 2025. Mr. Jones will also receive a $95,000 annual fee, payable quarterly. As the Chair of the Compensation Committee of the Board, Mr. Jones will receive an additional $17,500 annual fee. In addition, he will be eligible to receive, upon the conclusion of each annual meeting of stockholders of the Company beginning in 2025, a restricted stock award with an aggregate fixed grant date value equal to $125,000, based on the Company’s stock price on the applicable annual meeting date. Such annual restricted stock awards will vest one year from the date of grant. The compensation disclosed above for Mr. Jones is consistent with the recently updated independent director compensation policy of the Company.

On January 1, 2025, Mr. Jones and the Company will enter into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement will be in the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for fiscal year 2023, as filed with the SEC on March 14, 2024.

Since the beginning of the last fiscal year, there have been no related party transactions between the Company and Mr. Jones that would be reportable under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Jones and any other person pursuant to which Mr. Jones was selected as a director.

Item 9.01 Financial Statements & Exhibits.

Exhibit No.	Description
99.1	News Release issued by Willis Lease Finance Corporation dated December 17, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Dated: December 17, 2024

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Scott B. Flaherty
Scott B. Flaherty
Executive Vice President and Chief Financial Officer

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